EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Reports Financial Results for the First Quarter of 2011
TUPELO, Miss., April 25, 2011/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended March 31, 2011. The Company reported a net loss of $494,000, or $0.01 per diluted share, for the first quarter of 2011 compared with net income of $8.4 million, or $0.10 per diluted share, for the first quarter of 2010.
Commenting on the announcement, Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, said, “BancorpSouth’s break-even financial performance for the first quarter as compared to net income of $15.8 million in the fourth quarter of 2010 is primarily the result of an increase in the provision for credit losses of $10.2 million from the fourth quarter to $53.5 million, a decline in mortgage lending revenue of $10.5 million from the fourth quarter, and an increase in salaries and benefits of $4.4 million consisting primarily of increases in FICA taxes, 401(k) contributions and medical insurance expense.
“The provision for credit losses continues to be affected by losses in real estate construction, acquisition and development (“CAD”) loans, especially as it relates to residential loans. We also incurred a $6.8 million loss on a commercial loan during the first quarter.
“The decline in mortgage lending revenue was a result of a lower positive fair value adjustment of mortgage servicing rights (“MSR”) and a decrease in mortgage loan production from the fourth quarter. During the first quarter, the MSR fair value adjustment declined to $2.5 million from $8.9 million in the previous quarter. Mortgage loan production during the first quarter was $202.8 million, down from $451.9 million in the fourth quarter of 2010. This decline was primarily the result of lower levels of refinancing as mortgage interest rates increased. Mortgage lending is an important line of business for BancorpSouth and we have recently expanded our production capabilities, adding fourteen (14) mortgage loan originators in our Alabama region, which effectively tripled the size of our production staff in that region.
“Salaries and benefits expense of $70.4 million for the first quarter of 2011 reflects an increase of $4.4 million compared to the fourth quarter of 2010 and is primarily attributable to increases in FICA taxes, medical insurance and 401(k) contributions.
“In summary, while the first quarter of 2011 did not produce the bottom-line financial results we would have liked to have seen as we entered the new year, pre-tax, pre-provision earnings for the quarter were $47.7 million, and reflected solid performance from our core operations. While our capital levels remain strong, continued success in managing our net interest margin, producing strong levels of non-interest revenue, and controlling expenses is important as we continue to work through a difficult credit environment.”
Mr. Patterson added, “As a result of the significant progress made in identifying and addressing our non-performing loans “(NPLs”), we believe that our credit issues are very manageable and that BancorpSouth remains well-positioned, with strong capital and ample liquidity. However, as a business subject to economic and interest-rate cycles, we remain cautious regarding the strength or sustainability of the nation’s economic recovery in the near term. We remain focused on working to resolve remaining credit issues and maintaining an appropriate level of reserves.”
Net Interest Revenue
Net interest revenue was $109.4 million for the first quarter of 2011, a decrease of 2.2 percent from $111.9 million for the first quarter of 2010 and a 0.7 percent decrease from $110.3 million for the fourth quarter of 2010. The fully taxable equivalent net interest margin was 3.69 percent for the first quarter of 2011, compared with 3.88 percent for the first quarter of 2010 and 3.59 percent for the fourth quarter of 2010.
The increase in net interest margin for the first quarter of 2011 from the fourth quarter of 2010 was the result of maintaining the same yield on interest-earning assets for both quarters, as the overall interest rate on interest bearing liabilities continued to decline. Growth in the investment portfolio offset a portion of the impact of the decline in loans. The decrease in total interest expense of $3.4 million from the fourth quarter of 2010 to the first quarter of 2011 reflected, in part, a continued shift in interest bearing deposits away from time deposits to lower rate demand and savings deposits.
Asset, Deposit and Loan Activity
Total assets at March 31, 2011 were $13.5 billion, an increase of 2.4 percent compared with $13.2 billion at March 31, 2010. Total deposits were $11.5 billion at March 31, 2011, an increase of 4.3 percent from $11.0 billion at March 31, 2010. Loans and leases, net of unearned income, were $9.2 billion at March 31, 2011, a decrease of 5.1 percent from $9.7 billion at March 31, 2010.
The CAD loan portfolio, which decreased $340.4 million, or 23.8 percent, for the 12 months ended March 31, 2011, accounted for 69.0 percent of the decline in net loans and leases. Excluding the impact of the CAD loan portfolio, net loans and leases declined $156.6 million, or 1.6 percent, for the 12 months ended March 31, 2011.
The increase in BancorpSouth’s deposits at the end of the first quarter of 2011 from the end of the first quarter of 2010 was a result of strong growth in interest bearing and noninterest bearing demand deposits of 9.5 percent and 9.0 percent, respectively, and growth in savings deposits of 21.4 percent. Partially offsetting this growth, certificates of deposits declined 7.8 percent. The growth achieved in core deposits through initiating new relationships and strengthening existing relationships during the past year remains a strategic focus of the Company.
Provision for Credit Losses and Allowance for Credit Losses
For the first quarter of 2011, the provision for credit losses was $53.5 million, compared with $43.5 million for the first quarter of 2010 and $43.3 million for the fourth quarter of 2010. Annualized net charge-offs were 2.24 percent of average loans and leases for the first quarter of 2011, compared with 1.26 percent for the first quarter of 2010 and 2.19 percent for the fourth quarter of 2010.
NPLs were $425.0 million, or 4.61 percent of net loans and leases, at March 31, 2011 compared to $235.7 million, or 2.43 percent of net loans and leases, at March 31, 2010 and $394.4 million, or 4.23 percent of net loans and leases, at December 31, 2010. The allowance for credit losses was 2.15 percent of net loans and leases at March 31, 2011 compared to 1.95 percent at March 31, 2010 and 2.11 percent at December 31, 2010.
Total NPLs at March 31, 2011 consisted of: $370.7 million of loans on nonaccrual status, compared with $347.5 million at December 31, 2010; $4.8 million of loans 90 days or more past due and still accruing, a decrease from $8.5 million at December 31, 2010; and restructured loans still accruing of $49.5 million, an increase from $38.4 million at December 31, 2010. Loans and leases 30 to 89 days past due decreased 14.7 percent to $51.5 million at March 31, 2011 from $60.4 million at December 31, 2010.
At March 31, 2011, $117.6 million of NPLs were residential CAD loans, $88.9 million were other CAD loans, $79.2 million were commercial real estate mortgage loans and $65.6 million were consumer mortgages. NPLs from all other loan types totaled $73.7 million at March 31, 2011.
Included in the $370.7 million of nonaccrual loans reported at March 31, 2011 were $136.3 million of loans that were paying as agreed. These loans are generally placed on nonaccrual status because the collateral values were below the outstanding balances, and because of uncertainty as to whether the borrowers possess adequate liquidity or will be able to generate sufficient cash flow to satisfy the debt given the short-fall in collateral values. Such loans are generally impaired, with a specific reserve established for the difference in the balance owed and collateral values.
Other real estate owned increased $3.0 million during the first quarter of 2011 to $136.4 million, from $133.4 million at December 31, 2010. This net increase reflected $21.5 million added through foreclosure, less sales of other real estate owned of $13.5 million and write-downs in the value of existing properties of $4.9 million.
Noninterest Revenue
Noninterest revenue was $68.3 million for the first quarter of 2011, compared with $63.3 million for the first quarter of 2010. BancorpSouth’s mortgage production and servicing operations accounted for the largest component of this growth, with revenue for the first quarter of 2011 of $7.6 million, which included a $2.5 million positive MSR fair value adjustment, compared with revenue of $5.0 million, which included an immaterial MSR fair value adjustment, for the first quarter of 2010. Mortgage origination volume for the first quarter of 2011 was $202.8 million compared with $207.4 million for the first quarter of 2010.
Credit and debit card fees increased 17.4 percent and trust income rose 21.1 percent on a comparable quarter basis. Insurance commission revenue for the first quarter of 2011 increased 4.1 percent from the first quarter of 2010, which was the fourth consecutive comparable quarter increase. Service charge income declined 5.5 percent for the first quarter of 2011 compared with the first quarter of 2010.
Noninterest Expense
Noninterest expense for the first quarter of 2011 was $130.0 million, compared with $120.5 million for the first quarter of 2010 and $123.4 million for the fourth quarter of 2010. Foreclosed property expense increased to $7.1 million for the first quarter of 2011 from $3.5 million for the first quarter of 2010 and $6.1 million for the fourth quarter of 2010. FDIC insurance expense was $5.4 million for the first quarter of 2011 compared with $4.3 million and $5.9 million for the first and fourth quarters of 2010, respectively. Salaries and employee benefits, net occupancy and equipment expenses for the first quarter of 2011 increased 1.1 percent from the first quarter of 2010 and increased 5.6 percent from the fourth quarter of 2010, primarily due to increases in FICA taxes and employee benefits.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental strengths. The Company’s equity capitalization is 100 percent common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 8.94 percent at March 31, 2011, compared with 9.56 percent at March 31, 2010. The ratio of tangible shareholders’ equity to tangible assets was 6.95 percent at March 31, 2011, compared with 7.52 percent at

March 31, 2010. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 10.65 percent at March 31, 2011 and total risk based capital of 11.92 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to be classified as “well capitalized.”
Summary
Patterson concluded, “Despite the increase in NPLs during the first quarter, we are encouraged that the rate of NPL formation slowed dramatically for the past two quarters compared with the previous five quarters. We remain highly focused on working through remaining credit issues and maintaining appropriate reserves for losses expected in our portfolio. We have made much progress in addressing these issues, and we are confident that, in time, we will return our measures of credit quality to more normal levels.
“We continue to be cautious about the potential for loan growth in 2011 in a period of high unemployment and modest economic growth. As the expansion in our core deposits and the strength in our mortgage and other noninterest revenue businesses make clear, we continue to have significant opportunities to gain market share that should position us for stronger performance when the loan environment improves.
“BancorpSouth remains a strong, well capitalized financial institution, offering outstanding service and high quality products and services for our retail and small-to-medium sized business customers. With a long-term history of successfully expanding our business through organic growth and acquisition, we believe we are well positioned to effectively manage BancorpSouth through the current environment, while continuing to build our prospects for long-term growth and increased shareholder value.”
Conference Call
BancorpSouth will conduct a conference call to discuss its first quarter 2011 results tomorrow, April 26, 2011, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our financial performance, our reserves for losses, returning our credit quality to more normal levels, unresolved credit issues, our capital and liquidity, the ability of borrowers to repay outstanding loans, opportunities to gain market share and our use of non-GAAP financial measures.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, the availability of capital on favorable terms if and when needed, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, the susceptibility of our business to local economic conditions, the impact of recent legislation and regulations on service charges for core deposit accounts, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the failure of certain third part vendors to perform, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.5 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 312 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2011	2010
Earnings Summary:
Net interest revenue	$109,437	$111,882
Provision for credit losses	53,479	43,519
Noninterest revenue	68,311	63,332
Noninterest expense	130,010	120,483

Income (loss) before income taxes	(5,741)	11,212
Income tax provision (benefit)	(5,247)	2,816

Net income (loss)	($494)	$8,396

Earning (loss) per share: Basic	($0.01)	$0.10

Diluted	($0.01)	$0.10

Balance sheet data at March 31:
Total assets	$13,547,238	$13,230,190
Total earning assets	12,335,690	12,032,281
Loans and leases, net of unearned income	9,213,836	9,710,822
Allowance for credit losses	198,333	188,884
Total deposits	11,464,114	10,994,161
Common shareholders’ equity	1,211,061	1,264,884
Book value per share	14.51	15.16

Average balance sheet data:
Total assets	$13,539,763	$13,127,171
Total earning assets	12,394,769	11,979,546
Loans and leases, net of unearned interest	9,299,984	9,767,088
Total deposits	11,497,638	10,878,270
Common shareholders’ equity	1,219,399	1,265,409

Non-performing assets at March 31:
Non-accrual loans and leases	$370,726	$199,637
Loans and leases 90+ days past due, still accruing	4,829	20,452
Restructured loans and leases, still accruing	49,472	15,576
Other real estate owned	136,412	59,269

Total non-performing assets	561,439	294,934

Net charge-offs as a percentage of average loans (annualized)	2.24%	1.26%

Performance ratios (annualized):
Return on average assets	(0.01%)	0.26%
Return on common equity	(0.16%)	2.69%
Total shareholders’ equity to total assets	8.94%	9.56%
Tangible shareholders’ equity to tangible assets	6.95%	7.52%
Net interest margin	3.69%	3.88%

Average shares outstanding — basic	83,448,935	83,403,809
Average shares outstanding — diluted	83,448,935	83,574,695
Cash dividends per share	$0.11	$0.22

Tier I capital	10.65%	(1) 10.89%
Total capital	11.92%	(1) 12.15%
Tier I leverage capital	8.01%	(1) 8.84%

(1)	Estimated as of earnings release date
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BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
	(Dollars in thousands)

Assets
Cash and due from banks	$146,989	$99,916	$128,160	$370,499	$187,115
Interest bearing deposits with other banks	102,312	172,170	211,189	111,040	9,943
Held-to-maturity securities, at amortized cost	1,667,203	1,613,019	1,357,888	1,147,157	1,219,983
Available-for-sale securities, at fair value	1,145,463	1,096,062	915,877	962,692	891,221
Federal funds sold and securities purchased under agreement to resell	150,000	150,000	325,000	75,000	120,000
Loans and leases	9,255,609	9,376,351	9,556,962	9,691,623	9,756,081
Less: Unearned income	41,773	43,244	42,033	44,721	45,259
Allowance for credit losses	198,333	196,913	205,081	200,744	188,884

Net loans and leases	9,015,503	9,136,194	9,309,848	9,446,158	9,521,938
Loans held for sale	56,876	93,697	125,815	95,987	80,312
Premises and equipment, net	329,862	332,890	335,618	336,645	339,860
Accrued interest receivable	61,105	61,025	63,797	63,862	69,022
Goodwill	271,297	270,097	270,097	270,097	270,097
Bank owned life insurance	194,988	194,064	192,459	190,828	189,022
Other real estate owned	136,412	133,412	82,647	67,560	59,269
Other assets	269,228	262,464	264,621	283,479	272,408

Total Assets	$13,547,238	$13,615,010	$13,583,016	$13,421,004	$13,230,190

Liabilities
Deposits:
Demand: Noninterest bearing	$2,027,990	$2,060,145	$1,967,635	$1,897,977	$1,860,579
Interest bearing	5,023,073	4,931,518	4,623,103	4,725,457	4,589,029
Savings	932,574	863,034	801,153	770,112	768,302
Other time	3,480,477	3,635,324	3,804,973	3,827,095	3,776,251

Total deposits	11,464,114	11,490,021	11,196,864	11,220,641	10,994,161
Federal funds purchased and securities sold under agreement to repurchase	421,782	440,593	501,175	481,109	480,795
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,715	2,727	152,738	3,500	2,500
Accrued interest payable	13,238	14,336	16,574	17,508	17,972
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	110,000	110,000	110,000	110,749	112,760
Other liabilities	164,016	174,777	209,648	186,926	196,806

Total Liabilities	12,336,177	12,392,766	12,347,311	12,180,745	11,965,306
Shareholders’ Equity
Common stock	208,704	208,704	208,704	208,704	208,655
Capital surplus	225,597	224,976	224,170	223,922	223,307
Accumulated other comprehensive income (loss)	(16,579)	(14,453)	(2,705)	(5,008)	(10,645)
Retained earnings	793,339	803,017	805,536	812,641	843,567

Total Shareholders’ Equity	1,211,061	1,222,244	1,235,705	1,240,259	1,264,884

Total Liabilities & Shareholders’ Equity	$13,547,238	$13,615,010	$13,583,016	$13,421,004	$13,230,190

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BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
INTEREST REVENUE:
Loans and leases	$117,358	$121,672	$123,533	$124,621	$126,956
Deposits with other banks	122	222	79	33	21
Federal funds sold and securities purchased under agreement to resell	131	168	213	143	82
Held-to-maturity securities:
Taxable	8,014	8,490	9,010	9,363	9,415
Tax-exempt	3,347	2,952	2,584	2,412	2,461
Available-for-sale securities:
Taxable	8,585	7,836	7,782	8,030	8,385
Tax-exempt	824	815	795	833	832
Loans held for sale	447	902	889	727	506

Total interest revenue	138,828	143,057	144,885	146,162	148,658

INTEREST EXPENSE:
Interest bearing demand	6,546	7,462	8,582	9,751	9,392
Savings	826	891	881	915	889
Other time	17,483	19,827	21,108	21,535	21,529
Federal funds purchased and securities sold under agreement to repurchase	152	189	209	215	228
FHLB borrowings	1,523	1,569	1,543	1,553	1,880
Junior subordinated debt	2,859	2,864	2,880	2,862	2,855
Other	2	2	4	2	3

Total interest expense	29,391	32,804	35,207	36,833	36,776

Net interest revenue	109,437	110,253	109,678	109,329	111,882
Provision for credit losses	53,479	43,293	54,850	62,354	43,519

Net interest revenue, after provision for credit losses	55,958	66,960	54,828	46,975	68,363

NONINTEREST REVENUE:
Mortgage lending	7,581	18,126	8,898	(2,304)	5,025
Credit card, debit card and merchant fees	10,346	9,951	9,569	9,333	8,810
Service charges	15,368	16,854	18,621	18,953	16,262
Trust income	3,134	3,072	2,783	2,707	2,587
Security gains (losses), net	17	(470)	2,327	(585)	1,297
Insurance commissions	22,549	18,013	20,825	21,666	21,668
Other	9,316	8,428	6,729	7,316	7,683

Total noninterest revenue	68,311	73,974	69,752	57,086	63,332

NONINTEREST EXPENSES:
Salaries and employee benefits	70,375	65,980	68,232	68,189	69,287
Occupancy, net of rental income	10,671	10,668	11,038	10,527	10,775
Equipment	5,658	5,459	5,523	5,877	5,739
Deposit insurance assessments	5,425	5,895	4,752	4,362	4,250
Other	37,881	35,445	33,542	31,061	30,432

Total noninterest expenses	130,010	123,447	123,087	120,016	120,483

Income (loss) before income taxes	(5,741)	17,487	1,493	(15,955)	11,212
Income tax expense (benefit)	(5,247)	1,641	(9,767)	(3,395)	2,816

Net income (loss)	$(494)	$15,846	$11,260	$(12,560)	$8,396

Net income (loss) per share: Basic	$(0.01)	$0.19	$0.13	$(0.15)	$0.10

Diluted	$(0.01)	$0.19	$0.13	$(0.15)	$0.10

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BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,484,223	$1,491,183	$1,438,415	$1,483,335	$1,470,145
Real estate
Consumer mortgages	1,987,198	1,978,145	2,001,077	2,019,187	2,014,085
Home equity	531,406	543,272	552,095	555,281	549,924
Agricultural	250,393	252,292	262,083	260,489	266,649
Commercial and industrial-owner occupied	1,316,824	1,331,473	1,375,466	1,407,704	1,423,098
Construction, acquisition and development	1,088,504	1,148,161	1,307,242	1,381,591	1,428,882
Commercial	1,831,226	1,816,951	1,810,626	1,794,644	1,809,660
Credit cards	100,732	106,345	102,672	102,784	101,464
All other	623,330	665,285	665,253	641,888	646,915

Total loans	$9,213,836	$9,333,107	$9,514,929	$9,646,903	$9,710,822

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$196,913	$205,081	$200,744	$188,884	$176,043

Loans and leases charged off:
Commercial and industrial	(8,809)	(1,782)	(2,822)	(5,106)	(2,169)
Real estate
Consumer mortgages	(3,974)	(8,809)	(7,573)	(4,659)	(4,598)
Home equity	(1,082)	(1,138)	(1,792)	(602)	(1,683)
Agricultural	(592)	(487)	(33)	(473)	(207)
Commercial and industrial-owner occupied	(1,716)	(1,659)	(1,231)	(3,845)	(2,465)
Construction, acquisition and development	(31,629)	(31,471)	(34,342)	(31,655)	(15,769)
Commercial	(4,514)	(6,327)	(2,887)	(2,593)	(2,278)
Credit cards	(881)	(990)	(1,046)	(1,363)	(1,160)
All other	(553)	(2,093)	(798)	(2,067)	(1,050)

Total loans charged off	(53,750)	(54,756)	(52,524)	(52,363)	(31,379)

Recoveries:
Commercial and industrial	184	707	318	242	63
Real estate
Consumer mortgages	143	423	143	818	64
Home equity	45	60	23	43	52
Agricultural	2	4	8	—	—
Commercial and industrial-owner occupied	173	195	154	44	7
Construction, acquisition and development	564	776	663	211	56
Commercial	13	707	98	27	12
Credit cards	255	143	317	219	150
All other	312	280	287	265	297

Total recoveries	1,691	3,295	2,011	1,869	701

Net charge-offs	(52,059)	(51,461)	(50,513)	(50,494)	(30,678)

Provision charged to operating expense	53,479	43,293	54,850	62,354	43,519
Other, net	—	—	—	—	—

Balance, end of period	$198,333	$196,913	$205,081	$200,744	$188,884

Average loans for period	$9,300,029	$9,418,687	$9,601,142	$9,703,253	$9,767,088

Ratios:
Net charge-offs to average loans (annualized)	2.24%	2.19%	2.10%	2.08%	1.26%

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BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$14,655	$13,075	$12,339	$6,280	$6,306
Real estate
Consumer mortgages	58,748	46,496	40,962	37,514	24,047
Home equity	1,543	811	1,361	1,565	761
Agricultural	7,597	7,589	4,986	3,972	3,049
Commercial and industrial-owner occupied	24,638	20,338	15,004	12,061	15,083
Construction, acquisition and development	202,124	199,072	216,586	159,829	116,191
Commercial	58,945	57,766	51,590	38,921	30,094
Credit cards	617	720	724	726	1,072
All other	1,859	1,632	3,629	2,890	3,034

Total nonaccrual loans and leases	370,726	347,499	347,181	263,758	199,637

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	501	675	1,571	7,093	1,405
Real estate
Consumer mortgages	3,152	6,521	6,241	4,754	10,984
Home equity	139	173	146	—	320
Agricultural	7	123	330	—	199
Commercial and industrial-owner occupied	255	20	192	733	1,482
Construction, acquisition and development	19	197	526	1,490	3,339
Commercial	7	—	115	3,068	1,671
Credit cards	240	330	396	228	296
All other	509	461	393	330	756

Total loans and leases 90+ past due, still accruing	4,829	8,500	9,910	17,696	20,452

Restructured Loans and Leases, Still Accruing	49,472	38,376	52,325	20,813	15,576
Total non-performing loans and leases	425,027	394,375	409,416	302,267	235,665

OTHER REAL ESTATE OWNED:	136,412	133,412	82,647	67,560	59,269

Total Non-performing Assets	$561,439	$527,787	$492,063	$369,827	$294,934

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$8,407	$13,654	$10,581	$10,081	$17,248
Real estate
Consumer mortgages	17,136	19,147	22,490	30,286	22,917
Home equity	2,492	1,906	3,088	2,664	2,568
Agricultural	818	1,122	1,101	2,312	3,814
Commercial and industrial-owner occupied	4,369	10,183	16,385	20,975	21,798
Construction, acquisition and development	8,047	6,758	11,538	50,759	58,385
Commercial	7,090	3,823	4,657	8,084	11,627
Credit cards	969	1,023	799	1,220	1,185
All other	2,192	2,766	3,143	4,472	3,240

Total Loans and Leases 30-89 days past due, still accruing	$51,520	$60,382	$73,782	$130,853	$142,782

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	2.30%	1.84%	2.29%	2.57%	1.78%
Allowance for credit losses to net loans and leases	2.15%	2.11%	2.16%	2.08%	1.95%
Allowance for credit losses to non-performing assets	35.33%	37.31%	41.68%	54.28%	64.04%
Allowance for credit losses to non-performing loans and leases	46.66%	49.93%	50.09%	66.41%	80.15%
Non-performing loans and leases to net loans and leases	4.61%	4.23%	4.30%	3.13%	2.43%
Non-performing assets to net loans and leases	6.09%	5.65%	5.17%	3.83%	3.04%
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$21,051	$27,992	$28,540	$22,091	$28,598
One-to-four family construction	183,604	191,972	210,861	229,629	242,209
Recreation and all other loans	63,686	48,375	45,085	44,175	39,938
Commercial construction	155,402	173,557	239,099	245,700	236,111
Commercial acquisition and development	244,950	250,658	260,787	270,413	280,630
Residential acquisition and development	419,811	455,607	522,870	569,583	601,396

Total outstanding balance	$1,088,504	$1,148,161	$1,307,242	$1,381,591	$1,428,882

Nonaccrual CAD Loans
Multi-family construction	$8,352	$12,517	$10,668	$11,705	$9,071
One-to-four family construction	10,847	11,319	12,075	6,117	4,223
Recreation and all other loans	708	481	1,020	685	—
Commercial construction	20,889	34,710	28,712	24,723	12,650
Commercial acquisition and development	47,200	29,658	34,438	15,558	463
Residential acquisition and development	114,128	110,387	129,673	101,041	89,783

Total nonaccrual CAD loans	202,124	199,072	216,586	159,829	116,190

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	—	—	—	—	—
One-to-four family construction	—	—	—	365	748
Recreation and all other loans	2	—	—	—	146
Commercial construction	—	195	—	141	16
Commercial acquisition and development	—	—	150	77	678
Residential acquisition and development	17	2	376	907	1,751

Total CAD loans 90+ past due, still accruing	19	197	526	1,490	3,339

Restructured CAD Loans, Still Accruing
Multi-family construction	—	—	—	—	—
One-to-four family construction	113	63	417	1,072	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	2,244	—	—
Commercial acquisition and development	834	604	1,735	460	—
Residential acquisition and development	3,408	1,495	7,290	946	3,234

Total restructured CAD loans, still accruing	4,355	2,162	11,686	2,478	3,234

Total Non-performing CAD loans	$206,498	$201,431	$228,798	$163,797	$122,763

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	39.7%	44.7%	37.4%	53.0%	31.7%
One-to-four family construction	6.0%	5.9%	5.9%	3.3%	2.1%
Recreation and all other loans	1.1%	1.0%	2.3%	1.6%	0.4%
Commercial construction	13.4%	20.1%	12.9%	10.1%	5.4%
Commercial acquisition and development	19.6%	12.1%	13.9%	6.0%	0.4%
Residential acquisition and development	28.0%	24.6%	26.3%	18.1%	15.8%
Total CAD NPL as a % of outstanding CAD balance	19.0%	17.5%	17.5%	11.9%	8.6%
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	As of
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
Unpaid principal balance of impaired loans	$423,497	$345,377	$311,941	$243,221	$209,288
Cumulative charge offs on impaired loans	84,676	71,972	69,783	54,930	37,989

Impaired nonaccrual loan and lease outstanding balance	338,821	273,405	242,158	188,291	171,299

Other non-accrual loans and leases not impaired	31,905	74,094	105,023	75,467	28,338

Total non-accrual loans and leases	$370,726	$347,499	$347,181	$263,758	$199,637

Allowance for impaired loans	49,419	40,719	43,584	40,721	30,855

Nonaccrual loans and leases, net of specific reserves	$321,307	$306,780	$303,597	$223,037	$168,782

Loans and leases 90+ past due, still accruing	4,829	8,500	9,910	17,696	20,452
Restructured loans and leases, still accruing	49,472	38,376	52,325	20,813	15,576

Total non-performing loans and leases	$425,027	$394,375	$409,416	$302,267	$235,665

Allowance for impaired loans	$49,419	$40,719	$43,584	$40,721	$30,855
Allowance for all other loans and leases	148,914	156,194	161,497	160,053	158,029

Total allowance for credit losses	$198,333	$196,913	$205,081	$200,774	$188,884

Outstanding balance of impaired loans	$338,821	$273,405	$242,158	$188,291	$171,299
Allowance for impaired loans	49,419	40,719	43,584	40,721	30,855

Net book value of impaired loans	$289,402	$232,686	$198,574	$147,570	$140,444

Net book value of impaired loans as a % of unpaid principal balance	68%	67%	64%	61%	67%

Coverage of other Non-accrual loans and leases not impaired by the allowance for all other loans and leases	467%	211%	154%	212%	558%

Coverage of non-performing loans and leases not impaired by the allowance for all other loans and leases	173%	129%	97%	140%	246%
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Noninterest Revenue and Expense
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Mar-11	Dec-10	Sep-10	Jun-10	Mar-10
NONINTEREST REVENUE:
Mortgage lending	$7,581	$18,126	$8,898	$(2,304)	$5,025
Credit card, debit card and merchant fees	10,346	9,951	9,569	9,333	8,810
Service charges	15,368	16,854	18,621	18,953	16,262
Trust income	3,134	3,072	2,783	2,707	2,587
Securities gains (losses), net	17	(470)	2,327	(585)	1,297
Insurance commissions	22,549	18,013	20,825	21,666	21,668
Annuity fees	1,296	458	537	698	781
Brokerage commissions and fees	1,638	1,436	1,340	1,419	1,317
Bank-owned life insurance	1,699	2,303	1,793	1,972	1,669
Other miscellaneous income	4,683	4,231	3,059	3,227	3,916

Total noninterest revenue	$68,311	$73,974	$69,752	$57,086	$63,332

NONINTEREST EXPENSE:
Salaries and employee benefits	$70,375	$65,980	$68,232	$68,189	$69,287
Occupancy, net	10,671	10,668	11,038	10,527	10,775
Equipment	5,658	5,459	5,523	5,877	5,739
Deposit insurance assessments	5,425	5,895	4,752	4,362	4,250
Advertising	889	1,760	1,742	1,196	656
Foreclosed property expense	7,082	6,092	4,912	3,813	3,538
Telecommunications	2,143	2,148	2,624	2,494	2,200
Public relations	1,514	1,361	1,423	1,656	1,648
Data processing	2,301	1,428	1,576	1,594	1,470
Computer software	1,848	1,937	1,793	1,900	1,704
Amortization of intangibles	854	950	961	984	1,015
Legal fees	2,586	1,872	1,727	1,313	1,328
Postage and shipping	1,297	1,269	1,237	1,178	1,360
Other miscellaneous expense	17,367	16,628	15,547	14,933	15,513

Total noninterest expense	$130,010	$123,447	$123,087	$120,016	$120,483

- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2011
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,339,083	$118,648	5.15%
Held-to-maturity securities:
Taxable	1,322,668	8,124	2.49%
Tax-exempt	330,616	5,150	6.32%
Available-for-sale securities:
Taxable	1,014,404	8,585	3.43%
Tax-exempt	70,727	1,267	7.27%
Short-term investments	317,271	253	0.32%

Total interest earning assets and revenue	12,394,769	142,026	4.65%
Other assets	1,363,101
Less: allowance for credit losses	(218,107)

Total	$13,539,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$5,153,063	$6,546	0.52%
Savings	897,312	826	0.37%
Other time	3,553,543	17,483	2.00%
Short-term borrowings	433,743	193	0.18%
Junior subordinated debt	160,312	2,859	7.23%
Long-term debt	110,000	1,484	5.47%

Total interest bearing liabilities and expense	10,307,973	29,391	1.16%
Demand deposits - noninterest bearing	1,893,720
Other liabilities	118,671

Total liabilities	12,320,364
Shareholders’ equity	1,219,399

Total	$13,539,763

Net interest revenue		$112,635

Net interest margin			3.69%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			83.16%

Net interest tax equivalent adjustment		$3,199
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,509,949	$123,491	5.15%
Held-to-maturity securities:
Taxable	1,154,939	8,600	2.95%
Tax-exempt	281,283	4,542	6.41%
Available-for-sale securities:
Taxable	923,085	7,836	3.37%
Tax-exempt	72,921	1,254	6.82%
Short-term investments	568,528	391	0.27%

Total interest earning assets and revenue	12,510,705	146,114	4.63%
Other assets	1,263,611
Less: allowance for credit losses	(215,278)

Total	$13,559,038

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,740,734	$7,462	0.62%
Savings	831,805	891	0.42%
Other time	3,745,046	19,827	2.10%
Short-term borrowings	623,862	275	0.17%
Junior subordinated debt	160,312	2,864	7.09%
Long-term debt	110,000	1,485	5.36%

Total interest bearing liabilities and expense	10,211,759	32,804	1.27%
Demand deposits - noninterest bearing	1,975,318
Other liabilities	146,447

Total liabilities	12,333,524
Shareholders’ equity	1,225,514

Total	$13,559,038

Net interest revenue		$113,310

Net interest margin			3.59%
Net interest rate spread			3.36%
Interest bearing liabilities to interest earning assets			81.62%

Net interest tax equivalent adjustment		$3,057
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,682,146	$125,211	5.13%
Held-to-maturity securities:
Taxable	993,494	9,119	3.64%
Tax-exempt	230,182	3,975	6.85%
Available-for-sale securities:
Taxable	847,942	7,782	3.64%
Tax-exempt	69,735	1,225	6.97%
Short-term investments	442,927	292	0.26%

Total interest earning assets and revenue	12,266,426	147,604	4.77%
Other assets	1,265,657
Less: allowance for credit losses	(227,201)

Total	$13,304,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,651,166	$8,582	0.73%
Savings	786,267	881	0.44%
Other time	3,829,068	21,108	2.19%
Short-term borrowings	483,651	257	0.21%
Junior subordinated debt	160,312	2,880	7.13%
Long-term debt	110,734	1,499	5.37%

Total interest bearing liabilities and expense	10,021,198	35,207	1.39%
Demand deposits - noninterest bearing	1,911,125
Other liabilities	143,413

Total liabilities	12,075,736
Shareholders’ equity	1,229,146

Total	$13,304,882

Net interest revenue		$112,397

Net interest margin			3.64%
Net interest rate spread			3.38%
Interest bearing liabilities to interest earning assets			81.70%

Net interest tax equivalent adjustment		$2,719
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,763,448	$126,131	5.18%
Held-to-maturity securities:
Taxable	939,046	9,474	4.05%
Tax-exempt	218,747	3,711	6.80%
Available-for-sale securities:
Taxable	821,050	8,029	3.92%
Tax-exempt	72,440	1,281	7.09%
Short-term investments	295,618	176	0.24%

Total interest earning assets and revenue	12,110,349	148,802	4.93%
Other assets	1,329,535
Less: allowance for credit losses	(216,378)

Total	$13,223,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,635,078	$9,750	0.84%
Savings	770,665	915	0.48%
Other time	3,814,314	21,536	2.26%
Short-term borrowings	486,350	264	0.22%
Junior subordinated debt	160,312	2,861	7.16%
Long-term debt	112,731	1,506	5.36%

Total interest bearing liabilities and expense	9,979,450	36,832	1.48%
Demand deposits - noninterest bearing	1,855,598
Other liabilities	142,672

Total liabilities	11,977,720
Shareholders’ equity	1,245,786

Total	$13,223,506

Net interest revenue		$111,970

Net interest margin			3.71%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			82.40%

Net interest tax equivalent adjustment		$2,640
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,809,884	$128,299	5.30%
Held-to-maturity securities:
Taxable	851,525	9,525	4.54%
Tax-exempt	215,250	3,786	7.13%
Available-for-sale securities:
Taxable	859,757	8,386	3.96%
Tax-exempt	72,396	1,279	7.16%
Short-term investments	170,734	103	0.24%

Total interest earning assets and revenue	11,979,546	151,378	5.12%
Other assets	1,340,608
Less: allowance for credit losses	(192,983)

Total	$13,127,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,568,045	$9,392	0.83%
Savings	748,342	889	0.48%
Other time	3,741,938	21,529	2.33%
Short-term borrowings	564,191	587	0.42%
Junior subordinated debt	160,312	2,855	7.22%
Long-term debt	112,764	1,524	5.48%

Total interest bearing liabilities and expense	9,895,592	36,776	1.51%
Demand deposits - noninterest bearing	1,819,945
Other liabilities	146,225

Total liabilities	11,861,762
Shareholders’ equity	1,265,409

Total	$13,127,171

Net interest revenue		$114,602

Net interest margin			3.88%
Net interest rate spread			3.62%
Interest bearing liabilities to interest earning assets			82.60%

Net interest tax equivalent adjustment		$2,720
- MORE -

BXS Announces First Quarter Results

April 25, 2011
BancorpSouth, Inc.
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)
Reconciliation of Pre-tax, Pre-provision Earnings (a):

	Quarter Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Net income (loss)	$(494)	$15,846	$8,396
Plus: Provision for credit losses	53,479	43,293	43,519
Income tax expense (benefit)	(5,247)	1,641	2,816

Pre-tax, Pre-provision Earnings	$47,738	$60,780	$54,731
Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to
Total Assets and Total Shareholders’ Equity (b):

	March 31,
	2011	2010
Tangible assets
Total assets	$13,547,238	$13,230,190
Less: Goodwill	271,297	270,097
Other identifiable intangible assets	18,844	22,517

Total tangible assets	$13,257,097	$12,937,576

Tangible shareholders’ equity
Total shareholders’ equity	$1,211,061	$1,264,884
Less: Goodwill	271,297	270,097
Other identifiable intangible assets	18,844	22,517

Total tangible shareholders’ equity	$920,920	$972,270

Tangible shareholders’ equity to tangible assets	6.95%	7.52%

(a)	BancorpSouth, Inc. utilizes pre-tax, pre-provision earnings as an additional measure when evaluating the performance of the Company. Pre-tax, pre-provision earnings are defined as net income (loss) plus provision for credit losses and income tax expense (benefit). Management believes pre-tax, pre-provision earnings are important to investors as it shows earnings trends without giving effect to provision for credit losses and taxes.

(b)	BancorpSouth, Inc. utilizes the ratio of tangible shareholders’ equity to tangible assets when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets. Tangible assets are defined by the Company as total assets less goodwill and other identifiable intangible assets. Management believes the ratio of tangible shareholders’ equity to tangible assets is important to investors who are interested in evaluating the adequacy of our capital levels.
- END -